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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related proxy statement/prospectus of Tribune Company and The Times Mirror Company and to the incorporation by reference therein of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as amended by Form 10-K/A dated March 30, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Los Angeles, California

May 4, 2000